Gary R. Henrie

Attorney at Law

1688 E. 1460 North

Telephone:  702-616-3093

Logan, Utah 84341

Facsimile:  (435)  753-1775

E-mail:  grhlaw@comcast.net

October 14, 2005

Project Romania Inc.

2490 West 2nd Avenue, Suite 404

Vancouver, British Columbia V6K 1J6

Re:     Project Romania Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Project Romania Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 5,315,000 shares of the Company’s common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 5,315,000 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.  This opinion is based on Nevada general corporate law, including all applicable statutory provisions of Nevada law, including the rules and regulations underlying those provisions, the Nevada Constitution and the applicable judicial and regulatory determinations interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie

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Gary R. Henrie, Esq.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption Interests of Named Experts and Counsel in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie

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Gary R. Henrie, Esq.